CONSENT OF STUART E. COLLINS

The undersigned hereby consents to:

(i) the incorporation by reference into the Registration Statement on Form S-3 of Energy Fuels Inc. being filed with the United States Securities and Exchange Commission, and any amendments thereto (the "S-3"), of the written disclosure regarding the "Technical Report on the Roca Honda Project, McKinley County, State of New Mexico, U.S.A." dated October 27, 2016; and

(ii) the use of my name in the S-3.

/s/ Stuart E. Collins
Stuart E. Collins, P.E.

Date: February 26, 2021